UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2024

ARLO TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38618	38-4061754
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2200 Faraday Ave., Suite #150 Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)

(408) 890-3900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ARLO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Operating Officer Appointment

On February 29, 2024, Arlo Technologies, Inc. (“Company”) announced that the Compensation and Human Capital Committee (“Committee”) of the Board of Directors (“Board”) of the Company had, on February 2, 2024, approved the appointment of Kurt Binder as the Company’s Chief Operating Officer, effective as of February 28, 2024 (“Start Date”). Mr. Binder’s Chief Operating Officer duties will be in addition to his current role as the Company’s Chief Financial Officer that began on September 26, 2022.

Mr. Binder, 53, previously served as Executive Vice President and Chief Financial Officer of CalAmp Corp., a publicly-held provider of Internet of things software applications, cloud services, data intelligence, and telematics products and services. Prior to joining CalAmp in July 2017, Mr. Binder served as the Chief Financial Officer at VIZIO, Inc., a television and consumer electronics company headquartered in the United States since April 2010. Prior to joining VIZIO, Mr. Binder served as the Chief Accounting Officer for Applied Medical Resources, Inc. since December 2009. Mr. Binder was also employed by Ernst & Young LLP from October 1997 to July 2009 and served as an Assurance and Advisory Business Services Partner. Mr. Binder began his career with Price Waterhouse, and holds a BBA in Accounting and an MBA in Finance, both from Loyola University Maryland.

In connection with his appointment as the Company’s Chief Operating Officer, Mr. Binder was granted an equity award pursuant to the Company’s 2018 Equity Incentive Plan (“2018 EIP”) comprised of 600,000 performance-vesting RSUs (“PSUs”). The PSUs are eligible to vest in three equal installments based on the extent to which the Company achieves incremental 1, 2 and/or 3 million Cumulative Paid Subscribers (as defined below) over the Cumulative Paid Subscribers as measured from audited year-end 2023 financial statements. Each Cumulative Paid Subscriber level must be reached on or before the fifth anniversary of the PSU grant date, and upon achievement of the requisite number of Cumulative Paid Subscribers, the corresponding PSUs will be fully vested. “Cumulative Paid Subscribers” shall mean on a cumulative basis ordinary course paid subscription accounts generated by the Company which collectively are expected to generate at least a blended 60% margin (or such lesser percentage as determined in the sole discretion of the Board, the Committee or their designee), as reasonably determined in the sole discretion of the Board, the Committee or their designee.

There is no arrangement or understanding between Mr. Binder and any other person pursuant to which he was selected as an officer of the Company, and there are no family relationships between Mr. Binder and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Binder has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

The Company elected to delay the filing of the disclosure of the appointment of Mr. Binder as Chief Operating Officer until the public announcement of his appointment in accordance with the instruction to paragraph (c) of Item 5.02(c) of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARLO TECHNOLOGIES, INC.

By:	/s/ Brian Busse
Name:	Brian Busse
Title:	General Counsel

Dated: February 29, 2024